UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FARGO ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Dear Stockholder:

        On or about March 30, 2004 we mailed a Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy to our stockholders of record on March 12, 2004 regarding our upcoming Annual Meeting of Stockholders to be held on May 4, 2004. It has come to our attention that due to an administrative error you received a form of proxy (white) incorrectly listing William H. Gibbs and Edward J. Smith as the nominees for election as Director instead of David D. Murphy and Elaine A. Pullen. In order to correct this oversight, we have enclosed a new form of proxy (green) for your execution that supersedes and replaces the one previously delivered to you. We would ask, however, that you continue to refer to the previously delivered Proxy Statement regarding matters to be voted upon at the meeting.

        PLEASE NOTE THAT THE FORM OF PROXY (WHITE) PREVIOUSLY DELIVERED WITH YOUR PROXY MATERIALS IS NOW INVALID FOR THE ANNUAL MEETING OF STOCKHOLDERS AND WILL BE DISREGARDED. PLEASE EXECUTE AND RETURN THE NEW FORM OF PROXY (GREEN) ENCLOSED WITH THIS LETTER.

        The Annual Meeting of Stockholders will be held at 3:30 p.m., local time, on Tuesday, May 4, 2004, at our Corporate Headquarters, 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344. Whether or not you can be present at the meeting in person, please promptly vote your shares by marking, signing, dating and mailing the enclosed proxy card in the postage-paid envelope to ensure that your vote is counted.

                      Sincerely,

                      Jeffrey D. Upin
                       Secretary

Eden Prairie, Minnesota
April 6, 2004

FARGO ELECTRONICS, INC.

Meeting Location:

Fargo Electronics, Inc.
Corporate Headquarters
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344

May 4, 2004
3:30 p.m. Local Time

Fargo Electronics, Inc. 6533 Flying Cloud Drive Eden Prairie, Minnesota 55344 USA	proxy

COMMON STOCK PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2004

The undersigned hereby appoints GARY R. HOLLAND and JEFFREY D. UPIN, and each of them, with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Fargo Electronics, Inc., registered in the name of the undersigned as of March 12, 2004, at the Annual Meeting of Stockholders of the Company to be held at the Fargo Electronics, Inc. Corporate Headquarters, 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344 at 3:30 p.m. (Local Time) on May 4, 2004, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

\/ Please detach here \/

The Board of Directors Recommends That You Vote FOR the Proposal Below.

Proposal 1:	Election of the nominees listed to serve as directors for a term of three years.	01 David D. Murphy 02 Elaine A. Pullen	☐	FOR all nominees (except as marked)	☐	WITHHELD AUTHORITY from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED ABOVE IN PROPOSAL 1.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2004

Signature(s) in Box (if there are co-owners, both must sign)
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.